Exhibit 16.1

April 20, 2017

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

We have read the statements of Fuse Enterprises Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated February 13, 2017 and agree with such statements as they pertain to our firm.
Sincerely,
/s/ KLJ & Associates, LLP